                                                                    Exhibit 10.3



                                      FORM OF
              EXCHANGE PERFORMANCE ACCELERATED STOCK OPTION AGREEMENT
                                        For
                                      Employee


EMPLOYEE OPTION AGREEMENT, dated as of the Grant Date [October 30, 1998], by and between the Optionee and Hexcel Corporation (the "Corporation").

                                W I T N E S S E T H:


WHEREAS, the Corporation has adopted the Hexcel Corporation Incentive Stock Plan (the "Plan"); and

WHEREAS, the Executive Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board") has determined that it is desirable and in the best interest of the Corporation to offer the Optionee the opportunity to exchange all (but not less than all) of the Optionee's existing Performance Accelerated Stock Options (regardless of when granted) for the number of Option Shares set forth in the Notice of Grant attached hereto as Annex A and incorporated by reference herein;

NOW, THEREFORE, the parties agree as follows:

     1. NOTICE OF GRANT; INCORPORATION OF PLAN. Unless otherwise provided herein, capitalized terms used herein and set forth in such Notice of Grant shall have the meanings ascribed to them in the Notice of Grant and capitalized terms used herein and set forth in the Plan shall have the meanings ascribed to them in the Plan. The Plan is incorporated by reference and made a part of this Employee Option Agreement, and this Employee Option Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time, provided that any such amendment of the Plan must be made in accordance with Section X of the Plan. The Option granted herein constitutes an Award within the meaning of the Plan.

     2. GRANT OF OPTION. Pursuant to the Plan and subject to the terms and conditions set forth herein and therein, the Corporation hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of the Option Shares of the Corporation's common stock, $.01 par value per share (the "Common Stock"), which Option is not intended to qualify as an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     3. PURCHASE PRICE. The purchase price per share of the Option Shares shall be the Purchase Price [$12.00].

     4. TERMS OF OPTION. (a) EXPIRATION DATE; TERM. Subject to Section 4(d) below, the Option shall expire on, and shall no longer be exercisable following, the tenth anniversary of the Grant Date. The ten-year period from the Grant Date to its tenth anniversary shall constitute the "Term" of the Option.

     (b) VESTING PERIOD; EXERCISABILITY. Subject to Sections 4(c) and 4(d) below, the Option shall vest and become exercisable as to fifteen percent (15%) of the Option Shares on the second anniversary of the Grant Date and shall vest and become exercisable with respect to the additional percentages of the Option Shares indicated below on each of the next seven anniversaries of the Grant
Date:

                    Grant Date                    Percentage
                    Anniversary                   Vested
                         2nd                           15%
                         3rd                           15%
                         4th                           15%
                         5th                           15%
                         6th                           15%
                         7th                           10%
                         8th                           10%
                         9th                            5%

     (c) ACCELERATED VESTING BASED ON SHARE PRICE OR NORMAL RETIREMENT. Notwithstanding Section 4(b) hereof, if, on or before the third anniversary of the

Grant Date, the closing price of a share of Company Common Stock as reported on the New York Stock Exchange Consolidated Transactions Tape shall have equalled or exceeded the greater of $16 or twice the Purchase Price [$24] for ten or more consecutive trading days, the Option shall become totally vested and exercisable immediately after the tenth such day. Further, if, after the third anniversary of the Grant Date, the employment of the Optionee shall terminate by reason of Normal Retirement (as defined in the last Section hereof), the Option shall immediately become totally vested and exercisable.

(d)  TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL.

(i) For purposes of the grant hereunder, any transfer of employment by the Optionee among the Corporation and the Subsidiaries shall not be considered a termination of employment. If the Optionee's employment with the Corporation is terminated for Cause (as defined in the last Section hereof), the Option, whether or not then vested, shall be automatically terminated as of the date of such termination of employment. If the Optionee's employment with the Corporation shall terminate other than by reason of either Normal or Early Retirement (as defined in the last Section hereof), Disability (as defined in the last Section hereof), death or Cause, the Option (to the extent then vested) may be exercised at any time within ninety (90) days after such termination (but not beyond the Term of the Option). The Option, to the extent not then vested, shall immediately expire upon such termination.

If the Optionee dies or becomes Disabled (A) while employed by the Corporation or (B) within 90 days after the termination of his or her employment other than for Cause or Normal or Early Retirement, the Option (to the extent then vested) may be exercised at any time within one year after the Optionee's death or Disability (but not beyond the Term of the Option). The Option, to the extent not then vested, shall immediately expire upon such death or Disability.

If the Optionee's employment terminates by reason of Normal Retirement, the Option shall (A) become fully and immediately vested and exercisable and (B) remain exercisable for three years from the date of such Normal Retirement (but not beyond the Term of the Option).

If the Optionee's employment terminates by reason of Early Retirement, the Option (to the extent then vested) may be exercised at any time within three years after such termination (but not beyond the Term of the Option). The Option, to the extent not then vested, shall immediately expire upon such termination.

     (ii) In the event of a Change in Control (as defined inthe last Section hereof), the Option shall immediately become fully vested and exercisable and the post-termination periods of exercisability set forth in Section 4(d)(i) hereof shall apply, except that the post-termination period of exercisability shall be extended and the Option shall remain exercisable for a period of three years from the date of such termination of employment, if, within two years after the Change in Control, (A) the Optionee's employment is terminated by the Company without Cause or (B) the Optionee terminates the Optionee's employment for Good Reason (as defined in the last Section hereof).

     5 .    ADJUSTMENT UPON CHANGES IN CAPITALIZATION.  (a)  The aggregate number of Option Shares and the Purchase Price shall be appropriately adjusted by the Committee for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure. The Committee shall also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent reasonably necessary or desirable to preserve the intended benefits under this Employee Option Agreement in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction involving the Corporation.

     (b) Any adjustment under this Section 5 in the number of Option Shares and the Purchase Price shall apply to only the unexercised portion of the Option.
If fractions of a share would result from any such adjustment, the adjustment shall be rounded down to the nearest whole number of shares.

     6 .    METHOD OF EXERCISING OPTION AND WITHHOLDING.  (a)  The Option shall be exercised by the delivery by the Optionee to the Corporation at its principal office (or at such other address as may be established by the Committee) of written notice of the number of Option Shares with respect to which the Option is exercised, accompanied by payment in full of the aggregate Purchase Price for such Option Shares. Payment for such Option Shares shall be made (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, or by money transfers or direct account debits to an account designated by the Corporation; (ii) through the delivery of shares of Common Stock with a Fair Market Value equal to the total payment due from the Optionee;
(iii) pursuant to a "cashless exercise" program if such a program is established by the Corporation; or (iv) by any combination of the methods described in (i) through (iii) above.

     (b) The Corporation's obligation to deliver shares of Common Stock upon the exercise of the Option shall be subject to the payment by the Optionee of applicable federal, state and local withholding tax, if any. The Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state or local taxes required to be withheld with respect to such payment.

     7 .    TRANSFER.  Except as provided in this Section 7, the Option is not transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the Optionee's lifetime only by the Optionee. Any attempt to transfer the Option in contravention of this Section 7 is void AB INITIO. The Option shall not be subject to execution, attachment or other process. Notwithstanding the foregoing, the Optionee shall be permitted to transfer the Option to members of his or her immediate family (I.E., children, grandchildren or spouse), trusts for the benefit of such family members, and partnerships whose only partners are such family members; provided, however, that no consideration can be paid for the transfer of the Option and the transferee of the Option shall be subject to all conditions applicable to the Option prior to its transfer.

     8 .    NO RIGHTS IN OPTION SHARES.  The Optionee shall have none of the rights of a stockholder with respect to the Option Shares unless and until shares of Common Stock are issued upon exercise of the Option.

     9 .    NO RIGHT TO EMPLOYMENT.  Nothing contained herein shall be deemed to confer upon the Optionee any right to remain as an employee of the Corporation.

     10 .   GOVERNING LAW/JURISDICTION.  This Employee Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

     11 .   RESOLUTION OF DISPUTES.  Any disputes arising under or in
connection with this Employee Option Agreement shall be resolved by binding arbitration before a single arbitrator, to be held in New York in accordance with the commercial rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator shall be final and subject to appeal only to the extent permitted by law. Each party shall bear such party's own expenses incurred in connection with any arbitration; PROVIDED, HOWEVER,

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that the cost of the arbitration, including without limitation, reasonable attorneys' fees of the Optionee, shall be borne by the Corporation in the event the Optionee is the prevailing party in the arbitration. Anything to the contrary notwithstanding, each party hereto has the right to proceed with a court action for injunctive relief or relief from violations of law not within the jurisdiction of an arbitrator.

     12 .   NOTICES.  Any notice required or permitted under this Employee
Option Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Optionee at the last address specified in Optionee's employment records, or such other address as the Optionee may designate in writing to the Corporation, or to the Corporation, Attention: Corporate Secretary, or such other address as the Corporation may designate in writing to the Optionee.

     13 .   FAILURE TO ENFORCE NOT A WAIVER.  The failure of either party hereto to enforce at any time any provision of this Employee Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

     14 .   COUNTERPARTS.  This Employee Option Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

     15 .   MISCELLANEOUS.  This Employee Option Agreement cannot be changed or terminated orally. This Employee Option Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof.

     16 .   CANCELLATION OF EXISTING PERFORMANCE ACCELERATED STOCK OPTIONS.
Upon full execution of this Employee Option Agreement, all Performance Accelerated Stock Options previously issued to the Optionee (regardless of when granted) shall be deemed cancelled in exchange for the Option Shares granted hereunder.

     17. OPTIONEE REPRESENTATION. The Optionee represents that Optionee has not transferred or purported to transfer to any Person any previously issued Performance Accelerated Stock Options.

     18.    DEFINITIONS.  For purposes of this Employee Option Agreement:

     (I) the term "Beneficial Owner" (and variants thereof) shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act;

     (II) the term "Cause" shall mean (A) the willful and continued failure by the Optionee to substantially perform the Optionee's duties with the Corporation (other than any such failure resulting from the Optionee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Optionee by the Corporation, which demand specifically identifies the manner in which the Corporation believes that the Optionee has not substantially performed the Optionee's duties, or (B) the willful engaging by the Optionee in conduct which is demonstrably and materially injurious to the Corporation or its subsidiaries, monetarily or otherwise. For purposes of clauses (A) and (B) of this definition, no act, or failure to act, on the Optionee's part shall be deemed "willful" unless done, or omitted to be done, by the Optionee not in good faith and without the reasonable belief that the Optionee's act, or failure to act, was in the best interest of the Corporation;

     (III) the term "Change in Control" shall mean any of the following events:

            (1)(a) any Person (as defined in this Section) is or becomes the Beneficial Owner of 20% or more of either (i) the then outstanding Common Stock of the Corporation (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Corporation (the "Total Voting Power"); excluding, however, the following: (A) any acquisition by the Corporation or any of its affiliates or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its affiliates and
(b) Ciba (as defined in this Section) beneficially owns, in the aggregate, a lesser percentage of the Total Voting Power than such Person beneficially owns; or

            (2) a change in the composition of the Board such that the individuals who, as of the effective date of this Employee Option Agreement, constitute the Board (such individuals shall be hereinafter referred to as the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, for purposes of this definition, that any individual who becomes a director subsequent to such effective date, whose election, or nomination for election by the Corporation's stockholders, was made or approved pursuant to the Governance Agreement (as defined in this Section) or by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered a member of the Incumbent Board; but, PROVIDED, FURTHER, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered a member of the Incumbent Board; or

            (3) the approval by the stockholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Corporate Transaction"); excluding, however, such a Corporate Transaction (a) pursuant to which all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Total Voting Power immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Total Voting Power, as the case may be, or (b) after which no Person beneficially owns a greater percentage of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation than does Ciba; or

            (4) Ciba shall become the Beneficial Owner of more than 57.5% of the Total Voting Power; or

            (5) the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation;

     (IV) the term "Ciba" shall mean Ciba-Geigy Limited, a Swiss corporation, or such corporation or corporations as are substituted for Ciba-Geigy Limited, together with their respective affiliates and any former affiliates holding Corporation voting securities pursuant to Section 4.01(b) of the Governance Agreement;

     (V) the term "Disability (or becoming Disabled)" shall mean that, as a result of the Optionee's incapacity due to physical or mental illness or injury, he or she shall not have performed all or substantially all of his or her usual duties as an employee of the Corporation for a period of more than one-hundred-fifty (150) days in any period of one-hundred-eighty (180) consecutive days;

     (VI) the term "Early Retirement" shall mean termination of the Optionee's employment, other than by reason of death or Cause, at or after age 55 after five (5) years of employment by the Corporation (or a Subsidiary thereof);

     (VII) the term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time;

     (VIII) the term "Good Reason" for termination by the Optionee of the Optionee's employment shall mean the occurrence (without the Optionee's express written consent) of any one of the following acts by the Corporation, or failures by the Corporation to act, unless, in the case of any act or failure to act described in paragraphs (1), (5) or (6) below, such act or failure to act is corrected prior to the date of termination of the Optionee's employment:

            (1) a significant adverse alteration in the nature or status of the Optionee's responsibilities, position or authority from those in effect immediately prior to the Change in Control;

            (2) a reduction by the Corporation in the Optionee's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

            (3) the relocation of the Optionee's principal place of employment to a location more than fifty (50) miles from the Optionee's principal place of employment immediately prior to the Change in Control or the Corporation's requiring the Optionee to work anywhere other than at such principal place of employment (or permitted relocation thereof) except for required travel on the Corporation's business to an extent substantially consistent with the Optionee's present business travel obligations;

            (4) the failure by the Corporation to pay to the Optionee any portion of the Optionee's current compensation, or to pay to the Optionee any portion of an installment of deferred compensation under any deferred compensation program of the Corporation, within seven (7) days of the date such compensation is due;

            (5) the failure by the Corporation to continue in effect any compensation plan in which the Optionee participates immediately prior to the Change in Control which is material to the Optionee's total compensation, or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Corporation to continue the Optionee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Optionee's participation relative to other participants, as existed immediately prior to the Change in Control; or

            (6) the failure by the Corporation to continue to provide the Optionee with benefits substantially similar to those enjoyed by the Optionee under any of the Corporation's pension, savings, life insurance, medical, health and accident, or disability plans in which the Optionee was participating immediately prior to the Change in Control (except for across-the-board changes similarly affecting all senior executives of the Corporation and all senior executives of any Person in control of the Corporation), the taking of any other action by the Corporation which would directly or indirectly materially reduce any of such benefits or deprive the Optionee of any material fringe benefit enjoyed by the Optionee at the time of the Change in Control, or the failure by the Corporation to provide the Optionee with the number of paid vacation days to which the Optionee is entitled on the basis of years of service with the Corporation in accordance with the Corporation's normal vacation policy in effect at the time of the Change in Control.

     The Optionee's right to terminate the Optionee's employment for Good Reason shall not be affected by the Optionee's incapacity due to physical or mental illness. The Optionee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

For purposes of any determination regarding the existence of Good Reason, any claim by the Optionee that Good Reason exists shall be presumed to be correct unless the Corporation establishes to the Board by clear and convincing evidence that Good Reason does not exist;

     (IX) the term "Governance Agreement" shall have the meaning given in the Strategic Alliance Agreement (as defined in this Section);

     (X) the term "Normal Retirement" shall mean termination of the Optionee's employment, other than by reason of death or Cause, either at or after age 65;

     (XI) the term "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act, but excluding Ciba for so long as Ciba is subject to the restrictions imposed by the Governance Agreement; and

     (X) the term "Strategic Alliance Agreement" shall mean the Strategic Alliance Agreement among the Corporation, Ciba-Geigy Limited and Ciba-Geigy Corporation, dated as of September 29, 1995, as amended.

                                                                 Exhibit 10.3



                                   NOTICE OF GRANT
                                    EXCHANGE PASO
                       HEXCEL CORPORATION INCENTIVE STOCK PLAN

     The following employee of Hexcel Corporation, a Delaware corporation ("Hexcel"), or a Subsidiary thereof, has been granted an option to purchase shares of the Common Stock of Hexcel, $.01 par value, in accordance with the terms of this Notice of Grant and the Employee Option Agreement to which this Notice of Grant is attached.

     The following is a summary of the principal terms of the option which has been granted. The terms below shall have the meanings ascribed to them below when used in the Employee Option Agreement.

-------------------------------------------------------------------------------
 Optionee
-------------------------------------------------------------------------------
 Address of Optionee
-------------------------------------------------------------------------------
 Employee Number
-------------------------------------------------------------------------------
 Employee ID Number
-------------------------------------------------------------------------------
 Foreign Sub Plan, if applicable
-------------------------------------------------------------------------------
 Grant Date                          October 30, 1998
-------------------------------------------------------------------------------
 Purchase Price                      110% of the closing price of a share of
                                     Hexcel Common Stock on the Grant Date
                                     [$12.00]
-------------------------------------------------------------------------------
 Aggregate Number of Shares
 Granted (the "Option Shares")
-------------------------------------------------------------------------------


     IN WITNESS WHEREOF, the parties hereby agree to the terms of this Notice of Grant and the Employee Option Agreement to which this Notice of Grant is attached and execute this Notice of Grant and Employee Option Agreement as of the Grant Date.


--------------------------         HEXCEL CORPORATION
Optionee


                                   By:---------------------------------

                                   Name:-------------------------------

                                   Title:------------------------------